Exhibit 10.3

EXECUTION VERSION

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

VARIAN MEDICAL SYSTEMS, INC.

AND

VAREX IMAGING CORPORATION

DATED AS OF JANUARY 27, 2017

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of January 27, 2017 (this “Agreement”), is by and between Varian Medical Systems, Inc. a Delaware corporation (“Parent”), and Varex Imaging Corporation, a Delaware corporation (“Varex”).

R E C I T A L S:

WHEREAS, the board of directors of Parent (the “Parent Board”) has determined that it is in the best interests of Parent and its stockholders to create a new publicly traded company that shall operate the Varex Business;

WHEREAS, in furtherance of the foregoing, the Parent Board has determined that it is appropriate and desirable to separate the Varex Business from the Parent Business (the “Separation”) and, following the Separation, to make a distribution, on a pro rata basis, to holders of Parent Shares on the Record Date of all of the outstanding Varex Shares owned by Parent (the “Distribution”);

WHEREAS, in order to effectuate the Separation and Distribution, Parent and Varex have entered into a Separation and Distribution Agreement, dated as of January 27, 2017 (the “Separation and Distribution Agreement”);

WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters; and

WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement and the Ancillary Agreements represent the integrated agreement of Parent and Varex relating to the Separation and Distribution, are being entered into together and would not have been entered into independently.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below. Any terms that are capitalized but not otherwise defined herein shall have the respective meanings assigned to them in the Separation and Distribution Agreement.

“Adjusted Varex Stock Value” shall mean the product of (a) the Varex Stock Value, multiplied by (b) the Distribution Ratio.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 9.17.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee, or to any family member, dependent, or beneficiary of any such Employee, including cash or deferred arrangement plans, profit sharing plans, post-employment programs, pension plans, thrift plans, supplemental pension plans, welfare plans, stock option, stock purchase, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based compensation and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, travel and accident, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code.

“Distribution” shall have the meaning set forth in the Recitals.

“Employee” shall mean any Parent Employee or Varex Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Former Employee” shall mean any individual who is a former employee of the Parent Group as of immediately prior to the Effective Time.

“HIPAA” shall mean the U.S. Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

“Individual Agreement” shall mean any individual (a) employment contract, (b) retention, severance or change in control agreement, (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of Taxes and living standards in the host country), or (d) other agreement containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) between a member of the Parent Group and a Varex Employee, as in effect immediately prior to the Effective Time.

“IRS” shall mean the U.S. Internal Revenue Service.

“Parent” shall have the meaning set forth in the Preamble.

“Parent 401(k) Plan” shall mean the Varian Medical Systems, Inc. Retirement Plan.

“Parent Awards” shall mean Parent Option Awards, Parent RSU Awards and Parent PSU Awards, collectively.

“Parent Benefit Plan” shall mean any Benefit Plan established, sponsored or maintained by Parent or any of its Subsidiaries immediately prior to the Effective Time including any Parent Retained Qualified Plan, but excluding any Varex Benefit Plan.

“Parent Compensation Committee” shall mean the Compensation Committee of the Parent Board.

“Parent Deferred Compensation Plans” shall mean the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan, as amended, and the Varian Medical Systems, Inc. Deferred Compensation Plan, as amended.

“Parent Employees” shall have the meaning set forth in Section 3.01.

“Parent ESPP” shall mean the Parent Employee Stock Purchase Plan, as in effect from time to time.

“Parent Non-Equity Incentive Plans” shall mean the corporate non-equity incentive plans of the Parent Group.

“Parent Omnibus Plan” shall mean the Third Amended and Restated Varian Medical Systems, Inc. 2005 Omnibus Stock Plan, as amended from time to time.

“Parent Option Award” shall mean an award of options to purchase Parent Shares granted pursuant to a Parent Omnibus Plan that is outstanding as of immediately prior to the Effective Time.

“Parent PSU Award” shall mean a performance stock unit award granted pursuant to the Parent Omnibus Plan that is outstanding as of immediately prior to the Effective Time.

“Parent Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the Post-Separation Parent Stock Value.

“Parent Retained Qualified Plans” shall have the meaning set forth in Section 5.02(a).

“Parent RSU Award” shall mean an award of time-based restricted stock units or deferred stock units granted pursuant to a Parent Omnibus Plan that is outstanding as of immediately prior to the Effective Time.

“Parent Welfare Plan” shall mean any Parent Benefit Plan which is a Welfare Plan.

“Parties” shall mean the parties to this Agreement.

“Post-Separation Parent Awards” shall mean Post-Separation Parent Option Awards, Post-Separation Parent RSU Awards and Post-Separation Parent PSU Awards, collectively.

“Post-Separation Parent Option Award” shall mean a Parent Option Award adjusted as of the Effective Time in accordance with Section 4.02(a).

“Post-Separation Parent PSU Award” shall mean a Parent PSU Award adjusted as of the Effective Time in accordance with Section 4.02(c).

“Post-Separation Parent RSU Award” shall mean a Parent RSU Award as adjusted as of the Effective Time in accordance with Section 4.02(b).

“Post-Separation Parent Stock Value” shall mean the simple average of the closing per-share price of Parent Shares trading on the NYSE for each of the first five (5) full Trading Sessions immediately after the Effective Time.

“Pre-Separation Parent Stock Value” shall mean the closing per-share price of Parent Shares trading “regular way with due bills” on the NYSE as of the last Trading Session prior to the Effective Time.

“Pre-Separation Parent Supplemental Unemployment Benefit Pay Plan and Trust” shall mean the Parent Supplemental Unemployment Benefit Pay Plan and Trust, as such plan and trust are in effect immediately prior to the Effective Time.

“Separation” shall have the meaning set forth in the Recitals.

“Separation and Distribution Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Varex” shall have the meaning set forth in the Preamble.

“Varex 401(k) Plan” shall mean the Varex Imaging Corporation 401(k) Retirement Plan, established by Varex pursuant to Section 5.03(b).

“Varex Awards” shall mean Varex Option Awards and Varex RSU Awards, collectively.

“Varex Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by a member of the Varex Group as of or after the Effective Time, including any Varex Retained Qualified Plan and any Benefit Plans assumed or adopted by Varex pursuant to Section 2.03(a) and Section 2.03(b).

“Varex Board” shall mean the Board of Directors of Varex.

“Varex Deferred Compensation Plans” shall mean the Varex Imaging Corporation 2016 Deferred Compensation Plan and the Varex Imaging Corporation Frozen Deferred Compensation Plan, in each case, as adopted by Varex pursuant to Section 6.01(a).

“Varex Employees” shall have the meaning set forth in Section 3.01.

“Varex Omnibus Plan” shall mean the Varex 2016 Omnibus Stock Plan, as established by Varex as of the Effective Time pursuant to Section 4.01.

“Varex Option Award” shall mean an award of options to purchase Varex Shares assumed by Varex pursuant to the Varex Omnibus Plan in accordance with Section 4.02(a).

“Varex Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation Parent Stock Value by (b) the Varex Stock Value.

“Varex Retained Qualified Plans” shall have the meaning set forth in Section 5.02(b).

“Varex RSU Award” shall mean an award of time-based restricted stock units or deferred stock units assumed pursuant to the Varex Omnibus Plan in accordance with Section 4.02(b).

“Varex Stock Value” shall mean the simple average of the closing per-share price of Varex Shares trading on Nasdaq for each of the first five (5) full Trading Sessions immediately after the Effective Time.

“Varex Welfare Plan” shall mean a Welfare Plan established, sponsored, maintained or contributed to by any member of the Varex Group for the benefit of Varex Employees.

“Tax” shall have the meaning set forth in the Tax Matters Agreement.

“Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE (for Parent Shares) or Nasdaq (for Varex Shares) and ending with the determination of the closing price on the NYSE (for Parent Shares) or Nasdaq (for Varex Shares), in which trading in Parent Shares or Varex Shares (as applicable) is permitted on the NYSE (for Parent Shares) or Nasdaq (for Varex Shares).

“Transferred Director” shall mean each Varex non-employee director as of the Effective Time who served as a non-employee director on the Parent Board immediately prior to the Effective Time.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time-off programs, contribution funding toward a health savings account, flexible spending accounts, supplemental unemployment benefits or severance.

Section 1.02. Interpretation. Section 10.15 of the Separation and Distribution Agreement is hereby incorporated by reference.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01. General Principles.

(a) Acceptance and Assumption of Varex Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, Varex and the applicable Varex Designees shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Varex Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or Varex’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the Varex Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the Varex Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Varex Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a Varex Benefit Plan, taking into account the Varex Benefit Plan’s assumption of Liabilities with respect to Varex Employees that were originally the Liabilities of the corresponding Parent Benefit Plan with respect to periods prior to the Effective Time; and

(iii) any and all Liabilities expressly assumed or retained by any member of the Varex Group pursuant to this Agreement.

(b) Acceptance and Assumption of Parent Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, Parent and certain members of the Parent Group designated by Parent shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Parent Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or Varex’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the Varex Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the Varex Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Parent Employees and Former Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a Parent Benefit Plan, taking into account a corresponding Varex Benefit Plan’s assumption of Liabilities with respect to Varex Employees that were originally the Liabilities of such Parent Benefit Plan with respect to periods prior to the Effective Time; and

(iii) any and all Liabilities expressly assumed or retained by any member of the Parent Group pursuant to this Agreement.

(c) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

Section 2.02. Service Credit. As of the Effective Time, the Varex Benefit Plans shall, and Varex shall cause each member of the Varex Group to, recognize for each Varex Employee who is employed immediately following the Effective Time by a member of the Varex Group full service with Parent or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was recognized by Parent for similar purposes prior to the Effective Time as if such full service had been performed for a member of the Varex Group, for purposes of eligibility, vesting and determination of level of benefits under any such Varex Benefit Plan.

Section 2.03. Adoption and Transfer and Assumption of Benefit Plans.

(a) Adoption by Varex of Benefit Plans. As of no later than the Effective Time, Varex shall adopt Benefit Plans (and related trusts, if applicable) as contemplated by, and in accordance with, the terms of this Agreement.

(b) Plans Not Required to Be Adopted. With respect to any Benefit Plan not listed or otherwise addressed in this Agreement, the Parties shall agree in good faith on the treatment of such plan taking into account the handling of any comparable plan under this Agreement and, notwithstanding that Varex shall not have an obligation to continue to maintain any such plan with respect to the provision of future benefits from and after the Effective Time, Varex shall remain obligated to pay or provide any previously accrued or incurred benefits to the Varex Employees consistent with Section 2.01(a) of this Agreement.

(c) Information and Operation. Each Party shall use its commercially reasonable efforts to provide the other Party with information describing each Benefit Plan election made by an Employee or Former Employee that may have application to such Party’s

Benefit Plans from and after the Effective Time, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections. Each Party shall, upon reasonable request, use its commercially reasonable efforts to provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(d) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits to the extent that receipt of such service credit or benefits would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting distributions or entitlements under any Benefit Plan sponsored or maintained by a member of the Parent Group or member of the Varex Group on the part of any Employee or Former Employee.

(e) Transition Services. The Parties acknowledge that the Parent Group or the Varex Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of the Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(f) Beneficiaries. References to Parent Employees, Varex Employees, Former Employees, and current and former non-employee directors of either Parent or Varex, shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

Section 2.04. Individual Agreements.

(a) Assignment by Parent. To the extent necessary, Parent shall assign, or cause an applicable member of the Parent Group to assign, to Varex or another member of the Varex Group, as designated by Varex, all Individual Agreements, with such assignment to be effective as of no later than the Effective Time; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each member of the Varex Group shall be considered to be a successor to each member of the Parent Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the Varex Group shall enjoy all of the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary), with respect to the business operations of the Varex Group; provided, further, that in no event shall Parent be permitted to enforce any Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a Varex Employee for action taken in such individual’s capacity as a Varex Employee other than on behalf of Varex Group as requested by Varex Group in its capacity as a third-party beneficiary.

(b) Assumption by Varex. Effective as of the Effective Time, Varex shall assume and honor any individual agreement to which any Varex Employee is a party with any member of the Parent Group, including any Individual Agreement.

Section 2.05. Collective Bargaining. No later than the Effective Time, to the extent necessary, Varex shall (a) assume all collective bargaining agreements (including any national, sector or local collective bargaining agreement) that cover Varex Employees and the Liabilities arising under any such collective bargaining agreements, and (b) join any industrial, employer or similar association or federation if membership is required for the relevant collective bargaining agreement to continue to apply.

Section 2.06. Non-U.S. Regulatory Compliance. Parent shall have the authority to adjust the treatment described in this Agreement with respect to Varex Employees who are located outside of the United States in order to ensure compliance with the applicable Laws or regulations of countries outside of the United States or to preserve the Tax benefits provided under local Tax Law or regulation before the Distribution.

ARTICLE III

ASSIGNMENT OF EMPLOYEES

Section 3.01. Assignment and Transfer of Employees. Effective as of no later than the Effective Time and except as otherwise agreed by the Parties, (a) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Varex Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence approved by the Parent Human Resources department or otherwise taken in accordance with applicable Law) (collectively, the “Varex Employees”) is employed by a member of the Varex Group as of immediately after the Effective Time, and (b) the applicable member of the Parent Group shall have taken such actions as are necessary to ensure that each individual who is intended to be an employee of the Parent Group as of immediately after the Effective Time (including any such individual who is not actively working as of the Effective Time as a result of an illness, injury or leave of absence approved by the Parent Human Resources department or otherwise taken in accordance with applicable Law) and any other individual employed by the Parent Group as of the Effective Time who is not a Varex Employee (collectively, the “Parent Employees”) is employed by a member of the Parent Group as of immediately after the Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

Section 3.02. At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Parent Group or any member of the Varex Group to (a) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) or (b) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law.

Section 3.03. Severance. The Parties acknowledge and agree that, except as required by applicable Law, the Separation, Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.03 shall not be deemed an involuntary termination of employment entitling any Varex Employee or Parent Employee to severance payments or benefits.

Section 3.04. Not a Change in Control. The Parties acknowledge and agree that neither the consummation of the Separation, Distribution nor any transaction contemplated by this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement shall be deemed a “change in control,” “change of control,” or term of similar import for purposes of any Benefit Plan sponsored or maintained by any member of the Parent Group or member of the Varex Group.

ARTICLE IV

EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01. Generally. Each Parent Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described below; provided, however, effective immediately prior to the Effective Time, the Parent Compensation Committee may provide for different adjustments with respect to some or all Parent Awards to the extent that the Parent Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Parent Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. Before the Effective Time, the Varex Omnibus Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section 4.02.

Section 4.02. Equity Incentive Awards.

(a) Option Awards. Each Parent Option Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Parent Employees, Former Employees and Directors. If the holder is a Parent Employee, Former Employee or a non-employee director of Parent (other than a Transferred Director), such award shall be converted, as of the Effective Time, into a Post-Separation Parent Option Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as were applicable to such Parent Option Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(A) the number of Parent Shares subject to such Post-Separation Parent Option Award shall be equal to the product, rounded down to the nearest whole share, of (I) the number of Parent Shares subject to the corresponding Parent Option Award immediately prior to the Effective Time, multiplied by (II) the Parent Ratio; and

(B) the per share exercise price of such Post-Separation Parent Option Award shall be equal to the quotient, rounded up to the nearest cent, of (I) the per share exercise price of the corresponding Parent Option Award immediately prior to the Effective Time, divided by (II) the Parent Ratio.

Notwithstanding anything to the contrary in this Section 4.02(a)(i), the exercise price, the number of Parent Shares subject to each Post-Separation Parent Option Award and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(ii) Varex Employees and Directors. If the holder is a Varex Employee or a Transferred Director, such award shall be converted, as of the Effective Time, into a Varex Option Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as were applicable to such Parent Option Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(A) the number of Parent Shares subject to such Varex Option Award shall be equal to the product, rounded down to the nearest whole share, of (I) the number of Parent Shares subject to the corresponding Parent Option Award immediately prior to the Effective Time, multiplied by (II) the Varex Ratio; and

(B) the per share exercise price of such Varex Option Award shall be equal to the quotient, rounded up to the nearest cent, of (I) the per share exercise price of the corresponding Parent Option Award immediately prior to the Effective Time, divided by (II) the Varex Ratio.

Notwithstanding anything to the contrary in this Section 4.02(a)(ii), the exercise price, the number of Varex Shares subject to each Varex Option Award and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) RSU Awards. Each Parent RSU Award that is outstanding as of immediately prior to the Effective Time shall be treated as follows:

(i) Parent Employees, Former Employees and Directors. If the holder is a Parent Employee, Former Employee or a non-employee director of Parent (other than a Transferred Director), such award shall be converted, as of the Effective Time, into a Post-Separation Parent RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award as of immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of Parent Shares subject to such Post-Separation Parent RSU Award shall be equal to the product, rounded to the nearest whole share, of (A) the number of Parent Shares subject to the corresponding Parent RSU Share Award as of immediately prior to the Effective Time, multiplied by (B) the Parent Ratio.

(ii) Varex Employees and Directors. If the holder is a Varex Employee or a Transferred Director, such award shall be converted, as of the Effective Time, into a Varex RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent RSU Award as of immediately prior to the Effective Time; provided, however, that from and after the Effective Time, the number of Varex Shares subject to such Varex RSU Award shall be equal to the product, rounded to the nearest whole share, of (A) the number of Parent Shares subject to the corresponding Parent RSU Award as of immediately prior to the Effective Time, multiplied by (B) the Varex Ratio.

(c) PSU Awards. Each Parent PSU Award that is outstanding as of immediately prior to the Effective Time shall be converted, as of the Effective Time, into a Post-Separation Parent PSU Award, and shall, except as otherwise provided in this Section 4.02 and the terms of the award agreement governing the applicable Parent PSU Award, be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such Parent PSU Award immediately prior to the Effective Time; provided, however, that from and after the Effective Time:

(i) PSU Awards Held by Parent Employees. In the case of any Parent PSU Award held by a Parent Employee, the number of Parent Shares subject to such Post-Separation Parent PSU Award shall be equal to the product, rounded to the nearest whole share, obtained by multiplying (A) the number of Parent Shares subject to the corresponding Parent PSU Award immediately prior to the Effective Time by (B) the Parent Ratio.

(ii) PSU Awards (FY 2015-2017) Held by Varex Employees. In the case of any Parent PSU Award with a fiscal year 2015-2017 performance period held by a Varex Employee, such award shall vest as of immediately prior to the Effective Time on the following terms:

(A) satisfaction of the performance conditions applicable to such award related to (I) earnings per share shall be determined based on actual performance as of September 30, 2016 and (II) total shareholder return shall be determined based on actual performance as of immediately prior to the Effective Time, in each case, with performance conditions adjusted to the extent necessary to reflect a shortened performance period and as determined by the compensation committee of the Parent Board in its sole discretion;

(B) the number of Parent Shares subject to such Parent PSU Award as of immediately prior to the Effective Time shall be deemed equal to the product of (I) the number of Parent Shares that would have been payable pursuant to such Parent PSU Award based on the satisfaction of the performance conditions determined pursuant to the immediately preceding clause (A), multiplied by (II) 28/36; and

(C) such Parent PSU Award shall be settled as soon as practicable following the Effective Time with respect to the number of Parent Shares equal to the product, rounded to the nearest whole share, of (I) the number of Parent Shares calculated pursuant to the immediately preceding clause (B), multiplied by (II) the Parent Ratio.

(iii) PSU Awards (FY 2016-2018) Held by Varex Employees. Any Parent PSU Award with a fiscal year 2016-2018 performance period held by a Varex Employee shall vest as of immediately prior to the Effective Time on the following terms:

(A) satisfaction of the performance conditions applicable to such award related to (I) earnings per share shall be determined based on actual performance as of September 30, 2016, (II) total shareholder return shall be determined based on actual performance as of immediately prior to the Effective Time and (III) in the case of such Parent PSU Awards granted in February 2016, revenue shall be determined based on actual performance as of immediately prior to the Effective Time, in each case, with performance conditions adjusted to the extent necessary to reflect a shortened performance period and as determined by the compensation committee of the Parent Board in its sole discretion;

(B) the number of Parent Shares subject to such Parent PSU Award as of immediately prior to the Effective Time shall be deemed equal to the product of (I) the number of Parent Shares that would have been payable pursuant to such Parent PSU Award based on the satisfaction of the performance conditions determined pursuant to the immediately preceding clause (A), multiplied by (II) (1) in the case of such Parent PSU Awards granted in November 2015, 16/36 or (2) in the case of such Parent PSU Awards granted in February 2016, 13/33; and

(C) such Parent PSU Award shall be settled as soon as practicable following the Effective Time with respect to the number of Parent Shares equal to the product, rounded to the nearest whole share, of (I) the number of Parent Shares calculated pursuant to the immediately preceding clause (B), multiplied by (II) the Parent Ratio.

(d) Settlement; Tax Reporting and Withholding.

(i) Except as otherwise provided in this Section 4.02(d), after the Effective Time, Post-Separation Parent Awards, regardless of by whom held, shall be settled by Parent, and Varex Awards, regardless of by whom held, shall be settled by Varex.

(ii) Upon the vesting, payment or settlement, as applicable, of Varex Awards, Varex shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each Varex Employee. Upon the vesting, payment or settlement, as applicable, of Post-Separation Parent Awards, Parent shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each Parent Employee or Former Employee. Following the Effective Time, Parent shall be responsible for all income Tax reporting in respect of Post-Separation Parent Awards held by Parent Employees, Former Employees and individuals who are or were Parent non-employee directors, and Varex shall be responsible for all income Tax reporting in respect of Varex Awards held by Varex Employees and Transferred Directors.

(iii) Varex shall be responsible for the settlement of cash dividends or dividend equivalents on any Varex RSU Award held by a Varex Employee or Transferred Director. Prior to the date any such settlement is due, Parent shall pay Varex in cash amounts required to settle any dividends or dividend equivalents accrued prior to the Effective Time with respect to such Varex RSU Awards. Parent shall be responsible for the settlement of cash dividends or dividend equivalents on any Post-Separation Parent RSU Awards or Post-Separation Parent PSU Awards held by Parent Employee, Former Employee or non-employee director of Parent. For the avoidance of doubt, the term “dividend equivalents” shall not include any dividend equivalents that are deemed reinvested in Varex Shares or Parent Shares, consistent with the practice with respect to the applicable award prior to the Separation, and Parent or Varex, as applicable, shall adjust the number of shares subject to the applicable Post-Separation Parent Award or Varex Award, as applicable, to reflect such deemed reinvestment in the manner set forth in the applicable award agreement.

(e) Cooperation. Each of the Parties shall establish an appropriate administration system in order to administer, in an orderly manner, (i) exercises of vested Post-Separation Parent Options and Varex Options, (ii) the vesting and forfeiture of unvested Post-Separation Parent Awards and Varex Awards, and (iii) the withholding and reporting requirements with respect to all awards. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable Person’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for vesting and forfeiture of awards and Tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.

(f) Registration and Other Regulatory Requirements. Varex agrees to file Forms S-1, S-3 and S-8 registration statements with respect to, and to cause to be registered pursuant to the Securities Act, the Varex Shares authorized for issuance under the Varex Omnibus Plan, as required pursuant to the Securities Act, not later than the Effective Time and in any event before the date of issuance of any Varex Shares pursuant to the Varex Omnibus Plan. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(f), including compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions. Parent agrees to facilitate the adoption and approval of the Varex Omnibus Plan consistent with the requirements of Treasury Regulations Section 1.162-27(f)(4)(iii).

Section 4.03. Employee Stock Purchase Plan. The administrator of the Parent ESPP shall take all actions necessary and appropriate to provide that all payroll deductions and other contributions of the participants in the Parent ESPP who are Varex Employees shall cease on or before the Distribution Date.

Section 4.04. Non-Equity Incentive Plans.

(a) Corporate Bonus Practices.

(i) The Varex Group shall be responsible for determining all non-equity bonus awards that would otherwise be payable to Varex Employees for any performance periods that are open when the Effective Time occurs. The Varex Group shall also determine for Varex Employees (A) the extent to which established performance criteria (as interpreted by the Varex Group, in its sole discretion) have been met, and (B) the payment level for each Varex Employee. The Varex Group shall assume all Liabilities with respect to any such bonus awards payable to Varex Employees for any performance periods that are open when the Effective Time occurs and thereafter, and no member of the Parent Group shall have any obligations with respect thereto.

(ii) The Parent Group shall be responsible for determining all bonus awards that would otherwise be payable under the Parent Non-Equity Incentive Plans to Parent Employees or Former Employees for any performance periods that are open when the Effective Time occurs. The Parent Group shall also determine for Parent Employees or Former Employees (A) the extent to which established performance criteria (as interpreted by the Parent Group, in its sole discretion) have been met, and (B) the payment level for each Parent Employee or Former Employee. The Parent Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to Parent Employees or Former Employees for any performance periods that are open when the Effective Time occurs and thereafter, and no member of the Varex Group shall have any obligations with respect thereto.

(b) Parent Retained Bonus Plans. No later than the Effective Time, the Parent Group shall continue to retain (or assume as necessary) any incentive plan for the exclusive benefit of Parent Employees and Former Employees, whether or not sponsored by the Parent Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

(c) Varex Retained Bonus Plans. No later than the Effective Time, the Varex Group shall continue to retain (or assume as necessary) any incentive plan for the exclusive benefit of Varex Employees, whether or not sponsored by the Varex Group, and, from and after the Effective Time, shall be solely responsible for all Liabilities thereunder.

Section 4.05. Director Compensation. Parent shall be responsible for the payment of any fees for service on the Parent Board that are earned at, before, or after the Effective Time, and Varex shall not have any responsibility for any such payments except as otherwise provided in Article VI with respect to deferred compensation. With respect to any Varex non-employee director, Varex shall be responsible for the payment of any fees for service on the Varex Board that are earned at any time after the Effective Time and Parent shall not have any responsibility for any such payments. Notwithstanding the foregoing, Varex shall commence paying quarterly cash retainers to Varex non-employee directors in respect of the quarter in which the Effective Time occurs; provided that (a) if Parent has already paid such quarter’s cash retainers to Parent non-employee directors prior to the Effective Time, then within thirty (30) days after the Distribution Date, Varex shall pay Parent an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to Varex after the Distribution Date (other than any amount that is subject to a deferral election and is credited or to be credited to any such director’s account under the Parent Deferred Compensation Plans), and (b) if Parent has not yet paid such quarter’s cash retainers to Parent non-employee directors prior to the Effective Time, then within thirty (30) days after the Distribution Date, Parent shall pay Varex an amount equal to the portion of such payment that is attributable to Transferred Directors’ service to Parent on and prior to the Distribution Date.

ARTICLE V

RETIREMENT PLANS

Section 5.01. Establishment of Plan. Effective on or before the Distribution Date, the Varex Board shall adopt and establish the Varex 401(k) Plan and a related trust, which shall be intended to meet the qualification requirements of Section 401(a) of the Code (including under Sections 401(k) and (m) of the Code) including the safe-harbor requirements of Section

401(k)(12) of the Code. Varex may make such changes, modifications or amendments to the Varex 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Separation or which result from vendor limitations. Before the Distribution Date, Varex shall provide Parent with (a) a copy of the Varex 401(k) Plan and related trust and applicable IRS volume submitter approval or other IRS favorable determination letter with respect to the plan and (b) a copy of certified resolutions of the Varex Board (or its authorized committee or other delegate) evidencing adoption of the Varex 401(k) Plan and related trust and the obligations described in Section 5.02.

Section 5.02. Rollover of Account Balances. Varex Employees shall be eligible to participate in the Varex 401(k) Plan as of no later than the Effective Time to the extent that they were eligible to participate in the Parent 401(k) Plan as of immediately prior to the Effective Time. As soon as reasonably practicable following the Distribution Date, Varex shall permit each Varex Employee to make contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in the form of cash (or, in the case of loans, notes) in an amount equal to the full account balance distributable to such Varex Employee from the Parent 401(k) Plan to the Varex 401(k) Plan.

Section 5.03. Plan Fiduciaries. For all periods on and after the Effective Time, the Parties agree that the applicable fiduciaries of each of the Parent 401(k) Plan and the Varex 401(k) Plan, respectively, shall have the authority with respect to the Parent 401(k) Plan and the Varex 401(k) Plan, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

ARTICLE VI

NONQUALIFIED DEFERRED COMPENSATION PLANS

Section 6.01. Generally.

(a) Establishment of the Deferred Compensation Plan. As of no later than the Effective Time, Varex shall establish the Varex Deferred Compensation Plans and a related rabbi trust.

(b) Assumption of Assets and Liabilities from Varex. As of no later than the Effective Time, Varex shall, and shall cause the Varex Deferred Compensation Plans to, assume all Assets and Liabilities under the Parent Deferred Compensation Plans related to the benefits of Varex Employees and Transferred Directors determined as of immediately prior to the Effective Time, and the Parent Group and the Parent Deferred Compensation Plans shall be relieved of all Assets and Liabilities related to such benefits. Parent shall retain all Liabilities under the Parent Deferred Compensation Plans for the benefits for Parent Employees, Former Employees, non-employee directors of Parent as of immediately following the Effective Time and former non-employee directors of Parent (other than the Transferred Directors). From and after the Effective Time, Varex Employees and Transferred Directors shall cease to be participants in the Parent Deferred Compensation Plans.

Section 6.02. Participant Elections. Any election made by a Varex Employee or Transferred Director under the Parent Deferred Compensation Plans, including without limitation those with respect to compensation deferral, investments, optional forms of benefit, benefit commencement and beneficiaries, shall be recognized for the same purposes under the Varex Deferred Compensation Plans. No new elections shall be permitted under the Parent Deferred Compensation Plans and Varex Deferred Compensation Plans as a result of the Separation.

Section 6.03. Participation; Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement shall trigger a payment or distribution of compensation under any of the Parent Deferred Compensation Plans or Varex Deferred Compensation Plans for any participant and, consequently, that the payment or distribution of any compensation to which such participant is entitled under any such plan shall occur upon such participant’s separation from service from the Parent Group or Varex Group or at such other time as provided in the applicable deferred compensation plan or participant’s deferral election.

ARTICLE VII

WELFARE BENEFIT PLANS

Section 7.01. Welfare Plans.

(a) Establishment of Varex Welfare Plans. The Parties acknowledge and agree that, as of December 31, 2016, the Varex Employees ceased participation in the Parent Welfare Plans and, as of January 1, 2017, such employees commenced participation in the Varex Welfare Plans. Except as otherwise provided in this Article VII, no Varex Welfare Plan shall provide coverage to any Parent Employee at any time or any Former Employee after the Effective Time, and no Parent Welfare Plan shall provide coverage to any Varex Employee after January 1, 2017.

(b) Waiver of Conditions; Benefit Maximums. Varex has and shall continue to use commercially reasonable efforts to cause the Varex Welfare Plans to:

(i) with respect to initial enrollment, waive (A) all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to any Varex Employee, other than limitations that were in effect with respect to the Varex Employee under the applicable Parent Welfare Plan as of immediately prior to January 1, 2017, and (B) any waiting period limitation or evidence of insurability requirement applicable to a Varex Employee other than limitations or requirements that were in effect with respect to such Varex Employee under the applicable Parent Welfare Plans as of immediately prior to January 1, 2017; and

(ii) take into account (A) with respect to aggregate annual, lifetime, or similar maximum benefits available under the Varex Welfare Plans, a Varex Employee’s prior claim experience under the Parent Welfare Plans and any Benefit Plan that provides leave benefits; and (B) any eligible expenses incurred by a Varex Employee and his or her covered dependents during the portion of the plan year of the applicable Parent Welfare Plan ending as of January 1, 2017 to be taken into account under such Varex Welfare Plan for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Varex

Employee and his or her covered dependents for the applicable plan year to the same extent as such expenses were taken into account by Parent for similar purposes prior to January 1, 2017 as if such amounts had been paid in accordance with such Varex Welfare Plan.

(c) Flexible Spending Accounts. The Parties acknowledge and agree that, as of January 1, 2017, Varex established a flexible spending account benefit plan (the “Varex FSA”). Until March 31, 2017, Varex Employees shall be permitted to submit for reimbursement claims incurred in respect of 2016 to the flexible spending account benefit plan maintained by Parent in respect of 2016 (the “Parent FSA”), which claims shall be eligible for reimbursement through such date in accordance with the terms of the Parent FSA. As of March 31, 2017, any remaining balance in excess of $500 in an active Varex Employee’s account under the Parent FSA shall be transferred to the Varex FSA.

(d) Allocation of Welfare Plan Assets and Liabilities.

(i) Except as otherwise provided in this Article VII, effective as of the Effective Time, the Parent Group shall retain or assume, as applicable, and be responsible for all Assets (including any insurance contracts, policies or other funding vehicles) and Liabilities relating to the Parent Welfare Plans, regardless of when arising, and the Varex Group shall retain or assume, as applicable, and be responsible for all Assets (including any insurance contracts, policies or other funding vehicles) and Liabilities relating to the Varex Welfare Plans, regardless of when arising.

(ii) For these purposes, a claim or Liability is deemed to be incurred: (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; and (C) with respect to disability benefits, upon the date of an Employee’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability.

Section 7.02. COBRA and HIPAA. The Parent Group shall be responsible for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the Parent Welfare Plans with respect to any Parent Employees or Former Employees (and their covered dependents) who incur a qualifying event under COBRA before, as of, or after the Effective Time. Effective as of January 1, 2017, the Varex Group shall assume responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA, and the corresponding provisions of the Varex Welfare Plans with respect to any Varex Employees (and their covered dependents) who incur a qualifying event or loss of coverage under the Varex Welfare Plans as of, or after January 1, 2017. For purposes of this Section 7.02, any Former Employee who participated in the Varex Welfare Plans as of the date of such Former Employee’s qualifying event under COBRA shall be considered a Varex Employee. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 7.03. Vacation, Holidays and Leaves of Absence. Effective as of no later than the Effective Time, the Varex Group shall assume all Liabilities of the Varex Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Varex Employee, unless otherwise required by applicable Law. The Parent Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Parent Employee.

Section 7.04. Severance and Unemployment Compensation. As of the Effective Time, the Varex Group shall assume and be responsible for any and all Liabilities relating to Varex Employees in respect of severance, unemployment compensation and supplemental unemployment benefits if the event giving rise to the Liability occurred on or after January 1, 2017. The Parent Group shall retain or assume, as applicable, and be responsible for any and all Liabilities relating to Parent Employees and Former Employees in respect of severance, unemployment compensation and supplemental unemployment benefits, regardless of when arising. For purposes of this Section 7.04, any Former Employee who is entitled to severance, unemployment compensation or supplemental unemployment benefits under a Varex Benefit Plan shall be considered a Varex Employee.

Section 7.05. Workers’ Compensation. With respect to claims for workers’ compensation in the United States, (a) the Varex Group shall be responsible for claims in respect of Varex Employees occurring at or after the Effective Time, and (b) the Parent Group shall be responsible for all claims in respect of Parent Employees and Former Employees, whether occurring before, at or after the Effective Time, and claims in respect of Varex Employees occurring before the Effective Time. The treatment of workers’ compensation claims by Varex with respect to Parent insurance policies shall be governed by Section 5.1 of the Separation and Distribution Agreement.

Section 7.06. Insurance Contracts. To the extent that any Welfare Plan is funded through the purchase of an insurance contract or is subject to any stop loss contract, the Parties shall cooperate and use their commercially reasonable efforts to replicate such insurance contracts for Varex or Parent as applicable (except to the extent that changes are required under applicable Law or filings by the respective insurers) and to maintain any pricing discounts or other preferential terms for both Parent and Varex for a reasonable term. Neither Party shall be liable for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.06.

Section 7.07. Third-Party Vendors. Except as provided below, to the extent that any Welfare Plan is administered by a third-party vendor, the Parties shall cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for Parent or Varex, as applicable and to maintain any pricing discounts or other preferential terms for both Parent and Varex for a reasonable term. Neither Party shall be liable for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 7.07.

ARTICLE VIII

NON-U.S. EMPLOYEES

To the extent commercially reasonable, Varex Employees who are residents outside of the United States or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the Varex Employees who are residents of the United States and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions shall be subject to and accomplished in accordance with applicable Law consistent with the custom of the applicable jurisdictions.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Information Sharing and Access.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, each of Parent and Varex (acting directly or through members of the Parent Group or the Varex Group, respectively) shall provide to the other Party and its authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting, calculation of benefits) on a timely basis under the circumstances for the Party to perform its duties under this Agreement. Such information shall include information relating to equity awards under stock plans. To the extent that such information is maintained by a third-party vendor, each Party shall use its commercially reasonable efforts to require the third-party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

(b) Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Effective Time, Parent shall transfer to Varex any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to Varex Employees and other records reasonably required by Varex to enable Varex properly to carry out its obligations under this Agreement. Such transfer of records generally shall occur as soon as administratively practicable at or after the Effective Time. Each Party shall permit the other Party reasonable access to its Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

(c) Access to Records. To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related and benefit plan related records after the Effective Time shall be provided to members of the Parent Group and members of the Varex Group pursuant to the terms and conditions of Article VI of the Separation and Distribution Agreement.

(d) Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, Parent and Varex shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, Actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

(e) Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection Laws) all relevant documents, resolutions, government filings, data, payroll, employment and benefit plan information on regular timetables and cooperate as needed with respect to (i) any claims under or audit of or litigation with respect to any employee benefit plan, policy or arrangement contemplated by this Agreement, (ii) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee benefit plan, policy or arrangement contemplated by this Agreement, (iii) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority, and (iv) any audits by a Governmental Authority or corrective actions, relating to any Benefit Plan, labor or payroll practices; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

(f) Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 6.9 of the Separation and Distribution Agreement and the requirements of applicable Law.

Section 9.02. Preservation of Rights to Amend. Except as set forth in this Agreement, the rights of each member of the Parent Group and each member of the Varex Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 9.03. Fiduciary Matters. Parent and Varex each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good-faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 9.04. Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 9.05. Counterparts; Entire Agreement; Corporate Power.

(a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

(b) This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement, the Separation and Distribution Agreement and the Ancillary Agreements govern the arrangements in connection with the Separation and Distribution and would not have been entered independently.

(c) Parent represents on behalf of itself and each other member of the Parent Group, and Varex represents on behalf of itself and each other member of the Varex Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d) Each Party acknowledges that it and each other Party is executing this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it will not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person and agrees that, at the reasonable request of the other Party at any time, it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof) and delivered in person, by mail or by courier.

Section 9.06. Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common Law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 9.07. Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, no such consent shall be required for the assignment of a party’s rights and obligations under this Agreement, the Separation and Distribution Agreement and all other Ancillary Agreements (except as may be otherwise provided in any such Ancillary Agreement) in whole (i.e., the assignment of a party’s rights and obligations under this Agreement and all Ancillary Agreements all at the same time) in connection with a change of control of a Party so long as the resulting, surviving or transferee Person assumes all the obligations of the relevant party thereto by operation of Law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

Section 9.08. Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any other Person except the Parties any rights or remedies hereunder. There are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan. The provisions of this Agreement are solely for the benefit of the Parties, and no current or former Employee, officer, director, or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement.

Section 9.09. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9.09):

If to Parent (prior to, on or after the Effective Time), to:

Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, California 94304
Attention:	General Counsel
Facsimile:	(650) 424-5988

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David Karp
Ronald Chen
Facsimile:	(212) 403-2000

If to Varex (prior to the Effective Time), to:

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
Attn: General Counsel
Facsimile: (801) 978-5772

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David Karp
Ronald Chen
Facsimile:	(212) 403-2000

If to Varex (from and after the Effective Time), to:

Varex Imaging Corporation
1678 S. Pioneer Road
Salt Lake City, Utah 84104
Attn: General Counsel
Facsimile: (801) 978-5772

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David Karp
Ronald Chen
Facsimile:	(212) 403-2000

A Party may, by notice to the other Party, change the address to which such notices are to be given.

Section 9.10. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 9.11. Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition; and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

Section 9.12. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.13. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants, representations and warranties contained in this Agreement, and Liability for the breach of any obligations contained herein, shall survive the Separation and Distribution and shall remain in full force and effect.

Section 9.14. Waivers of Default. Waiver by a Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.15. Dispute Resolution. The dispute resolution procedures set forth in Article VII of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 9.16. Specific Performance. Subject to the provisions of Article VII of the Separation and Distribution Agreement, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are, or are to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its or their rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, are inadequate compensation for any Loss and that any defense in any Action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 9.17. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

Section 9.18. Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement; (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) unless otherwise specified in a particular case, the word “days” refers to calendar days; (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by Law to close in the United States or New York, New York; (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (j) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to January 27, 2017.

Section 9.19. Limitations of Liability. Notwithstanding anything in this Agreement to the contrary, neither Varex or any member of the Varex Group, on the one hand, nor Parent or any member of the Parent Group, on the other hand, shall be liable under this Agreement to the other for any indirect, punitive, exemplary, remote, speculative or similar damages in excess of compensatory damages of the other arising in connection with the transactions contemplated hereby (other than any such Liability with respect to a Third-Party Claim).

Section 9.20. Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives as of the date first written above.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

VAREX IMAGING CORPORATION

By:	/s/ Kimberley E. Honeysett
Name:	Kimberley E. Honeysett
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Employee Matters Agreement]